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                                                                     EXHIBIT 2.3

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                                  AMVESCAP PLC


                              THE BANK OF NEW YORK,


                                  As Depositary


                                       AND


                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                                   ----------

                     Amended and Restated Deposit Agreement


                          Dated as of November 2, 1998


             As Further Amended and Restated as of November 8, 2000


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                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS............................................................................1

   SECTION 1.01. American Depositary Shares.......................................................1
   SECTION 1.02. Commission.......................................................................1
   SECTION 1.03. Custodian........................................................................2
   SECTION 1.04. Deposit Agreement................................................................2
   SECTION 1.05. Depositary's Office..............................................................2
   SECTION 1.06. Deposited Securities.............................................................2
   SECTION 1.07. Holder...........................................................................2
   SECTION 1.08. Receipts.........................................................................2
   SECTION 1.09. Securities Act of 1933...........................................................2
   SECTION 1.10. Shares...........................................................................2

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
           TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED
           SECURITIES.............................................................................2

   SECTION 2.01. Form and Transferability of Receipts.............................................2
   SECTION 2.02. Deposit of Shares................................................................3
   SECTION 2.03. Execution and Delivery of Receipts...............................................4
   SECTION 2.04. Transfer, Combination and Split-up of Receipts...................................4
   SECTION 2.05. Withdrawal of Deposited Securities...............................................4
   SECTION 2.06. Limitations on Execution and Delivery and Transfer of Receipts and
                 Withdrawal of Deposited Securities...............................................5
   SECTION 2.07. Substitution of Receipts.........................................................6
   SECTION 2.08. Pre-Release of Receipts..........................................................6
   SECTION 2.09. Cancellation and Destruction of Receipts.........................................7

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS.........................................................7

   SECTION 3.01. Information......................................................................7
   SECTION 3.02. Liability of Holder for Taxes....................................................7
   SECTION 3.03. Warranties on Deposit of Shares..................................................7
   SECTION 3.04. Disclosure of Interests..........................................................7

ARTICLE 4. DEPOSITED SECURITIES...................................................................8

   SECTION 4.01. Cash Distributions...............................................................8
   SECTION 4.02. Share Distributions..............................................................9
   SECTION 4.03. Rights Distributions.............................................................9
   SECTION 4.04. Other Distributions.............................................................10
   SECTION 4.05. Conversion of Foreign Currency..................................................10
   SECTION 4.06. Fixing of Record Date...........................................................11
   SECTION 4.07. Voting of Deposited Securities..................................................11
   SECTION 4.08. Changes Affecting Deposited Securities..........................................12
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
   SECTION 4.09. Withholding.....................................................................12

ARTICLE 5. THE DEPOSITARY AND THE COMPANY........................................................12

   SECTION 5.01. Maintenance of Depositary's Office and Register; Certain Accounts
                 of the Depositary; Lists of Holders.............................................12
   SECTION 5.02. Prevention or Delay in Performance..............................................13
   SECTION 5.03. Obligations Limited.............................................................14
   SECTION 5.04. Resignation and Removal of the Depositary and Appointment of
                 Successor Depositary............................................................14
   SECTION 5.05. The Custodian...................................................................14
   SECTION 5.06. Notices and Reports to Holders..................................................15
   SECTION 5.07. Issuance of Additional Shares, etc..............................................15
   SECTION 5.08. Indemnification.................................................................16
   SECTION 5.09. Charges of Depositary...........................................................16
   SECTION 5.10. Statutory Reports...............................................................17
   SECTION 5.11. Available Information to the Commission.........................................17

ARTICLE 6. AMENDMENT AND TERMINATION.............................................................17

   SECTION 6.01. Amendment.......................................................................17
   SECTION 6.02. Termination.....................................................................18

ARTICLE 7. MISCELLANEOUS.........................................................................18

   SECTION 7.01. Counterparts....................................................................18
   SECTION 7.02. No Third Party Beneficiaries....................................................18
   SECTION 7.03. Severability....................................................................19
   SECTION 7.04. Holders Parties: Binding Effect.................................................19
   SECTION 7.05. Notices.........................................................................19
   SECTION 7.06. Submission to Jurisdiction; Appointment of Agent for Service of
                 Process.........................................................................20
   SECTION 7.07. Governing Law...................................................................20
   SECTION 7.08. Amended and Restated Receipts...................................................20
   SECTION 7.09. Compliance with U.S. Securities Laws............................................20
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     AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of November 2, 1998, as further amended and restated as of November 8, 2000, among AMVESCAP PLC, a corporation organized under the laws of England and Wales and its successors
(the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as depositary hereunder and any successor as depositary hereunder (the
"Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder.

                                   WITNESSETH:

     WHEREAS, the Company entered into a deposit agreement with Morgan Guaranty
Trust Company of New York, as Depositary ("Morgan") thereunder, dated as of January 1, 1993 (as amended from time to time, the "Morgan Deposit Agreement");
and

     WHEREAS, the Company desires to replace Morgan with The Bank of New York, as Depositary, in accordance with Section 5.04 of the Morgan Deposit Agreement, and for that purpose to amend and restate the Deposit Agreement and the American
Depositary Receipts, as herein provided, in accordance with Section 6.01 thereof; and

     WHEREAS, the Company desires to provide for the deposit of Shares of the Company from time to time with the Depositary or the Custodian and for the execution and delivery of American Depositary Receipts evidencing the American
Depositary Shares representing the Shares so deposited; and

     WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE 1. DEFINITIONS

     SECTION 1.01. The term "American Depositary Shares" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American
Depositary Share shall represent rights to receive two (2) Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited
Securities specified in such Sections.

     SECTION 1.02. The term "Commission" shall mean the Securities and Exchange
Commission of the United States or any successor governmental agency.
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     SECTION 1.03. The term "Custodian" shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) named as
Custodian in Exhibit A annexed hereto and any additional or substitute Custodian appointed pursuant to Section 5.05.

     SECTION 1.04. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.05. The term "Depositary's Office" shall mean the office of the Depositary for the administration of depositary receipts.

     SECTION 1.06. The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other
Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder.

     SECTION 1.07. The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary for such purpose.

     SECTION 1.08. The term "Receipts" shall mean the American Depositary
Receipts executed and delivered hereunder, in substantially the form of Exhibit
A hereto, evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.09. The term "Securities Act of 1933" shall mean the United
States Securities Act of 1933, as from time to time amended. The term
"Securities Exchange Act of 1934" shall mean the United States Securities
Exchange Act of 1934, as from time to time amended.

     SECTION 1.10. The term "Shares" shall mean the Ordinary Shares, par value
25p each, of the Company and shall include rights to receive Shares.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF
           RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES

     SECTION 2.01. Form and Transferability of Receipts.

         (a) Form. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. Unless so executed, no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.
The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of anyone who was at the time of execution a duly authorized signatory of the Depositary shall

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bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Receipts. The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

         (b) Transferability. Title to a Receipt (and to the Deposited
Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

     SECTION 2.02. Deposit of Shares.

         (a) Deposit with Custodian. Shares may be deposited under this Deposit
Agreement by delivery thereof to the Custodian, properly endorsed or accompanied by a duly executed instrument or instruments of transfer in form satisfactory to the Custodian, together with any other documents and payments required under this Deposit Agreement, and a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares. At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with any other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

         (b) Assignment and Proxy. If required by the Depositary, Shares presented for deposit at any time, whether or not any register of Shareholders of the Company is closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

         (c) Registration and Holding. Upon each delivery to the Custodian of a certificate or certificates for Shares (or other Deposited Securities pursuant to Section 4.02, 4.03,

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4.04 or 4.08) in registered form to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall as soon as practicable present such certificate or certificates for registration of transfer of the Shares (or other Deposited Securities) being deposited in the name of the Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited
Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine.

     SECTION 2.03. Execution and Delivery of Receipts.

         After the deposit of any Shares pursuant to Section 2.02, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.
Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled. The Depositary shall execute and deliver Receipts only in accordance with this Section 2.03 and with Sections 2.04, 2.06, 4.02, 4.03 and
4.08.

     SECTION 2.04. Transfer, Combination and Split-up of Receipts.

         The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt register from time to time upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered. The Depositary, subject to this Deposit
Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

     SECTION 2.05. Withdrawal of Deposited Securities.

         Upon surrender of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), at the Depositary's Office or at such other offices as it may designate, together with the Holder's

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written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such Deposited
Securities without unreasonable delay to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order.
Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited
Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction
I.A.(l) to Form F-6 under the Securities Act to 1933.

     SECTION 2.06. Limitations on Execution and Delivery and Transfer of
Receipts and Withdrawal of Deposited Securities.

         As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or, subject to the last sentence of Section 2.05, the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require of the Holder, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit B to this Deposit Agreement;
(b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section
3.01; and, (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of
Section 2.05, the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends. The Depositary may issue
Receipts against rights to receive Shares from the Company, or any

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registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United
States.

     SECTION 2.07. Substitution of Receipts.

         In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

     SECTION 2.08. Pre-Release of Receipts.

         Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a
"Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each
Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be,
(b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American
Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder;
provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

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     SECTION 2.09. Cancellation and Destruction of Receipts.

         All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS

     SECTION 3.01. Information.

         Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or any distribution on any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company's and the Depositary's satisfaction.

     SECTION 3.02. Liability of Holder for Taxes.

         If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The
Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. Warranties on Deposit of Shares.

         Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights, that the person making such deposit is duly authorized so to do and that no registration under the Securities Act of 1933 is required in connection with the public offer and sale of such Shares or of the American
Depositary Shares representing such Shares. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.

     SECTION 3.04. Disclosure of Interests.

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         Notwithstanding any other provision of this Deposit Agreement, and without prejudice to the disclosure obligations in respect of Shares contained in the Companies Act 1985 of Great Britain, as amended or supplemented from time to time, or any successor thereto (the "Companies Act"), (i) each Holder (a)
agrees to comply with requests from the Company, which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested in such Receipts and the nature of such interest, and (b) may, pursuant to such statutory provisions and any provisions of the Memorandum and
Articles of Association of the Company, forfeit the right to direct the voting of, the right to receive dividends, and be prohibited from transferring Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby, and (ii) the Depositary agrees to use its reasonable efforts to comply with any instructions received from the
Company requesting that the Depositary take the reasonable actions specified therein to obtain such information and the Company agrees to pay the expenses and charges of the Depositary in connection with such efforts.

         In addition, and without prejudice to the disclosure obligations in respect of Shares contained in the Companies Act, any Holder of a Receipt who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in the issued share capital of the Company equal to or in excess of the "notifiable percentage" (at the date hereof, three percent) referred to in the Companies Act, or is aware that another person for whom it holds such Receipt is so interested, shall within two days after becoming so interested or so aware, and thereafter upon certain changes in such interest, notify the Company as required by the Companies Act 1985.

ARTICLE 4. DEPOSITED SECURITIES

     SECTION 4.01. Cash Distributions.

         Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S.
dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06. subject to this Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on such record date of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American
Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to
Section 4.05. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

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     SECTION 4.02. Share Distributions.

         If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering
Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash pursuant to Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

     SECTION 4.03. Rights Distributions.

         If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.01; provided that the Depositary shall, if requested by the Company, subject to this Deposit Agreement take action as follows: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited
Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities
Act of 1933.

                                       9

     SECTION 4.04. Other Distributions.

         Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01.

     SECTION 4.05. Conversion of Foreign Currency.

         Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall in its discretion, but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability of or interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

     SECTION 4.06. Fixing of Record Date.

         Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, if practicable, fix a record date for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

     SECTION 4.07. Voting of Deposited Securities.

         As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, at the request of the Company, the Depositary shall mail to Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares.

     SECTION 4.08. Changes Affecting Deposited Securities.

         Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

     SECTION 4.09. Withholding.

         In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04.

ARTICLE 5. THE DEPOSITARY AND THE COMPANY

     SECTION 5.01. Maintenance of Depositary's Office and Register; Certain Accounts of the Depositary; Lists of Holders.

         (a) Depositary's Office. The Depositary or its agent shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Deposit Agreement.

         (b) The Register. The Depositary or its agent shall keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

         (c) Receipt Registrars and Co-Transfer Agents. If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary or its agent shall act as Receipt registrar or, upon the written request or with the written approval of the Company, the Depositary shall appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment. Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than The Bank of New York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

         (d) Lists of Holders. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary or its agent, take copies thereof and require the Depositary or its agent, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of American Depositary Shares by all Holders as of a recent date within seven days of the date of such request.

     SECTION 5.02. Prevention or Delay in Performance.

         Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.03. Obligations Limited.

         The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or beneficial owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or beneficial owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith. None of the Depositary, the Custodian or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or beneficial owner or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

     SECTION 5.04. Resignation and Removal of the Depositary and Appointment of Successor Depositary.

         The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     SECTION 5.05. The Custodian.

         The Depositary, upon the written request or with the written approval of the Company, may from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than The Bank of New
York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders of the name and location of the appointment of any Custodian not named in the Receipts. Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

     SECTION 5.06. Notices and Reports to Holders.

         On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities. The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the mailing, at the Company's expense, of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

     SECTION 5.07. Issuance of Additional Shares, etc.

         Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares, or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

         The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, the public offer and sale of which is required to be registered under the Securities Act of 1933, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

     SECTION 5.08. Indemnification.

         The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except to the extent any liability or expense arises out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

         The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith. The obligations set forth in this Section
5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

     SECTION 5.09. Charges of Depositary.

                  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

         The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03), whichever applicable: (1) stock transfer or other taxes and other governmental charges, (2) cable, telex, facsimile transmission and delivery charges incurred at the request of any such party, (3) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Depositary or its nominee or the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with the withdrawal of Deposited Securities (that are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date hereof), (4) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars and (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02.

         The Depositary, subject to Section 2.08 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

     SECTION 5.10. Statutory Reports.

         The Depositary shall make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make such filings or comply with such undertakings.

     SECTION 5.11. Available Information to the Commission.

         The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

ARTICLE 6. AMENDMENT AND TERMINATION

     SECTION 6.01. Amendment.

         The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex of facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of 30 days after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.02. Termination.

         The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at any time after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.04 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09.

ARTICLE 7. MISCELLANEOUS

     SECTION 7.01. Counterparts.

         This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

     SECTION 7.02. No Third Party Beneficiaries.

         This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and, to the extent contemplated hereby, the Holders, and their respective successors

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

hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

     SECTION 7.03. Severability.

         In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. Holders Parties: Binding Effect.

         The Holders and beneficial owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

     SECTION 7.05. Notices.

         (a) To the Company. Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to AMVESCAP PLC, Registered Office 11 Devonshire Square, London EC2M 4YR, England, Attention: Company Secretary, or any other address which the Company may specify in writing to the Depositary.

         (b) To the Depositary. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, 22W, New York, New York 10286, Attention: American Depositary Receipt Administration, which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

         (c) To the Holders. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

         (d) General. Notice given as aforesaid, (i) to the Company or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

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

     SECTION 7.06. Submission to Jurisdiction; Appointment of Agent for Service of Process.

         The Company hereby (i) irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and
(iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

     SECTION 7.07. Governing Law.

         This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

     SECTION 7.08. Amended and Restated Receipts.

         The Depositary will arrange to have new Receipts printed to reflect the changes made by this amended and restated Deposit Agreement and, following the effective date hereof, shall execute and deliver, as provided in Section 2.03,
4.03 or 4.04 hereof, only such new Receipts. Notwithstanding the foregoing, any Receipts issued and outstanding prior to the effective date hereof which do not reflect the changes to the form of Receipt effected hereby need not be called in for exchange but shall be deemed to incorporate all of the terms and conditions set forth in the form of Receipt as amended hereby.

     SECTION 7.09. Compliance with U.S. Securities Laws.

         Nothwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to Section I.A.(1) of the General Instructions of the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

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

         IN WITNESS WHEREOF, AMVESCAP PLC and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of assets shall become parties hereto upon acceptance by them of receipts issued in accordance with the terms hereof.

                                       AMVESCAP PLC

                                       By /s/ ROBERT F. MCCULLOUGH
                                          --------------------------------------
                                          Name: Robert F. McCullough
                                          Title: Chief Financial Officer


                                       THE BANK OF NEW YORK



                                       By /s/ NANCY A. FITZSIMMONS
                                          --------------------------------------
                                          Name: Nancy A. Fitzsimmons
                                          Title: Vice President

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